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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 4, 2004, except for the sixth paragraph of Note 5 as to which the date is June 30, 2004, relating to the consolidated financial statements of MedicalCV, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM